Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Interests Of Named Experts And Counsel" and to the use of our report dated May 19, 2004, in Amendment No. 3 to the Registration Statement (Form SB-2) and related Prospectus of Ameriprint International Ltd. for the registration of shares of its common stock.

/s/ Manning Elliott

MANNING ELLIOTT
CHARTERED ACCOUNTANTS
Vancouver, Canada
November 19, 2004